Exhibit 10.30

BUSINESS FUNDING PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT This Payment Rights Purchase and Sale Agreement ("Agreement") dated 02/14/2019. is made by and between EBF Partners, LLC d/b/a Everest Business Funding ("Purchaser") and the business identified below ("Seller"). SELLER'S IN FORMATION

OFFER TO SELL AND PURCHASE PAYMENT RIGHTS

Seller hereby sells, assigns and transfers to Purchaser, without recourse, upon payment of the Purchase Price, the Purchased Amount of Future Receipts by delivering to Purchaser the Specified Percentage of the proceeds of each future sale by Seller. "Future Receipts" includes all payments made by cash, check, ACH or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a "Credit Card") or other form of monetary payment in the ordinary course of Seller's business. BASED UPON SELLER'S CALCULATIONS AND EXPERIENCE IN OPERATING ITS BUSINESS, SELLER IS CONFIDENT THAT THE PURCHASE PRICE PAID BY PURCHASER IN EXCHANGE FOR THE PURCHASED AMOUNT OF FUTURE RECEIPTS WILL BE USED IN A MANNER THAT WILL BENEFIT SELLER'S CURRENT AND FUTURE BUSINESS OPERATIONS.

Legal Business Name	GUIDED THERAPEUTICS, INC
D/B/A !
Type of Business Entity	Corp. I Limited Liability Company	Partnership	Limited Partnership
	Limited Liability Partnership	Sole Proprietorship	Other
Physical Address	5835 Peachtree Corners E Ste B
City	Norcross ! State	GA !ZiP	30092
Mailing Address	5835 Peachtree Corners E Ste B
City	Norcross /State	GA /ZiP	30092
Contact Name	JOHN EDWIN IMHOFF		Position
Business Phone	770-242-8723	Cell Phone
Email		Website
Date Business Started	10/1992	Federal Tax Id	58-2029543
Monthly Avg Sales	$71,926.22	Annual Sales	$863,114.68
Purchase Price I$50,000.00 I Purch Amt I$68,500.00 IDaily Payment 1$535.16			Specified % Percentage

OFFER TO SELL AND PURCHASE PAYMENT RIGHTS
Seller hereby sells, assigns and transfers to Purchaser, without recourse, upon payment of the Purchase Price, the Purchased Amount of Future Receipts by delivering to Purchaser the Specified Percentage of the proceeds of each future sale by Seller.
"Future Receipts" includes all payments made by cash, check, ACH or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a "Credit Card") or other form of monetary payment in the ordinary course of Seller's business. BASED UPON SELLER'S CALCULATIONS AND EXPERIENCE IN OPERATING ITS BUSINESS, SELLER IS CONFIDENT THAT THE PURCHASE PRICE PAID BY PURCHASER IN EXCHANGE FOR THE PURCHASED AMOUNT OF FUTURE RECEIPTS WILL BE USED IN A MANNER THAT WILL BENEFIT SELLER'S CURRENT AND FUTURE BUSINESS OPERATIONS.

Daily Payment =(Monthly Average Sales X Specified Percentage) / Average Weekdays in a Calendar Month
Seller's Business Name	GUIDED THERAPEUTICS, INC
Seller's D/B/A
Physical Address	5835 Peachtree Corners E Ste B	City	Norcross
State /GA	IZip 130092	Federal Tax Id	58-2029543

Seller shall (1) deposit all Future Receipts into only one bank account, which must be acceptable to and pre-approved by Purchaser (the "Account") and (2) instruct Seller's Credit Card processor, which processor must be acceptable to and pre-approved by Purchaser (the "Processor") who shall serve as Seller's sole Credit Card processor, to deposit all Credit Card receipts of Seller into the Account. Purchaser will debit the Daily Payment from the Account each Weekday (Monday -Friday). Seller authorizes Purchaser to initiate electronic checks or ACH debits from the Account equal to the Daily Payment each business day and will provide Purchaser with all required access codes. Seller understands that it is responsible for ensuring that the Daily Payment is available in the Account and will be responsible for any fees incurred by Purchaser resulting from a rejected electronic check or ACH debit attempt. Purchaser is not responsible for any overdrafts or rejected transactions that may result from Purchaser's debiting any amount authorized under the terms of this Agreement.
Purchaser Acknowledgement. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Purchaser. Seller going bankrupt or going out of business, in and of itself, does not constitute a breach of this Agreement. Purchaser is entering into this Agreement knowing the risks that Seller's business may slow down or fail, and Purchaser assumes these risks based on Seller's representations warranties and covenants in this Agreement, which are designed to give Purchaser a reasonable and fair opportunity to receive the benefit of its bargain.
Seller's Right to Request a Reconciliation. The Daily Payment amount is intended to represent the Specified Percentage of Seller's Future Receipts. Seller may request that Purchaser reconcile Seller's actual receipts by either crediting or debiting the difference back to or from the Account so that the amount Purchaser debited in the most recent calendar month equaled the Specified Percentage of Future Receipts that Seller collected in that calendar month. Any reconciliation request must be: (1) in writing; (2) include a copy of Seller's bank statement for the calendar month at issue; and (3) be sent to Everest Business Funding at 5 West 37th Street, Suite 1100, New York NY 10018 within 30 days after the last day of the calendar month at issue. It is solely the Seller's responsibility to send a complete bank statement. Failure to send a written reconciliation request within 30 days after the last day of the calendar month at issue forfeits that month's reconciliation. Notwithstanding anything to the contrary in this Agreement or any other agreement between Purchaser and Seller, upon the occurrence of an Event of Default, the Specified Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A.

THE "PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT TERMS AND CONDITIONS" AND THE "PERFORMANCE GUARANTY" ARE All HEREBY INCORPORATED IN AND MADE A PART OF THIS PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT.

For the Seller #1

/s/ John E. Imhoff
John E. Imhoff
Director of Guided Therapeutics, Inc

For the Owner/ Guarantor #1

/s/ John E. Imhoff
John E. Imhoff
Director of Guided Therapeutics, Inc

Seller or any of its Owners for the purpose of this Agreement, and (ii) obtain credit reports, including consumer credit reports at any time now or for so long as Seller and/or Owners(s) continue to have any obligation owed to Purchaser as a consequence of this Agreement or for Purchaser’s ability to determine Seller's eligibility ty to enter into any future agreement with Purchaser.
ANY MISREPRESENTATION MADE BY SELLER OR OWNER IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUD, INTENTIONAL MISREPRESENTATION AND/OR UNJUST ENRICHMENT IN WHICH EVENT PURCHASER WILL BE ENTITLED TO THE RECOVERY OF NOT ONLY ITS LOSSES BUT ALSO ALL OF ITS COSTS AND EXPENSES AND ITS REASONABLE LEGAL FEES.

PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT TERMS AN D CONDITIONS
I. TERMS OF ENROLLMENT IN PROGRAM
II
(a) ACH Authorization. Seller shall execute an agreement (the "ACH Authorization") acceptable to Purchaser to authorize the use of the Automated Clearinghouse System (ACH) to retrieve the Daily Payment from the Account. Seller shall provide Purchaser and/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Seller's receivables, receipts, deposits and withdrawals into and from the Account. Seller hereby authorizes Purchaser and/or its agent(s) to deduct from the Account the Purchased Amount and any other amounts owed by Seller to Purchaser as specified herein and to pay such amounts to Purchaser. If an ACH transaction is rejected by Seller's financial institution for any reason other than a stop payment order placed by Seller with its financial institution, including without limitation insufficient funds, Seller agrees that Purchaser may resubmit any ACH transaction that is dishonored as permitted under the NACHA rules. In the event Purchaser makes an error in processing any payment or credit, Seller authorizes Purchaser to initiate ACH entries to or from the Account to correct the error. These authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Seller for these deposits, whether preapproved by Purchaser or not. This additional authorization is not a waiver of Purchaser's right to declare Seller in default if Seller uses an account that Purchaser did not first preapprove in writing. This authorization shall be irrevocable without the prior written consent of Purchaser.
(b) Bank Holidays and Other Exceptions. Purchaser will debit the Daily Payment each Weekday on which the Bank is open and able to process ACH transactions. On the Weekday immediately following any Weekday or Weekdays on which the Bank was not open to process ACH transactions, Purchaser will debit the designated account for an amount equal to the sum of: (i) the Daily Payment amount due on that Weekday, plus (ii) the Daily Payment amount due on the preceding Weekday when the Bank was not open or could not process ACH transactions.
1.2
Financial Condition. Seller and Guarantor(s) authorize Purchaser and its agents to investigate their financial responsibility and history, and will provide to Purchaser any authorizations, bank or financial statements, tax returns, etc., as Purchaser deems necessary in its sole discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Purchaser is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.
1.3
Transactional History. Seller authorizes all of its banks and brokers and Credit Card processors to provide Purchaser with Seller's banking, brokerage and/or processing history to determine qualification or continuation in this program.
1.4
Indemnification. Seller and Guarantor(s) jointly and severally indemnify and hold harmless Processor, its officers, directors and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) incurred by Processor resulting from (a) claims asserted by Purchaser for monies owed to Purchaser from Seller and (b) actions taken by Processor in reliance upon any fraudulent, misleading or deceptive information or instructions provided by Purchaser.
1.5
No Liability. In no event will Purchaser be liable for any claims asserted by Seller or Guarantor(s) under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both Seller and Guarantor(s). I n the event these claims are nonetheless raised, Seller and Guarantor(s) will be jointly liable for all of Purchaser's legal fees and expenses resulting therefrom. Seller and each Owner and each Guarantor hereby and each waives to the maxi mum extent permitted by I aw any cl aim for da mages against Purchaser or any of its affiliates relating to any (i)investigation undertaken by or on behalf of Purchaser as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.
1.6.
Reliance on Terms. Sections 1.1, l.3, 1.4, 1.6 and l.8 of this Agreement are agreed to for the benefit of Seller, Purchaser and Processor, and notwithstanding the fact that Processor is not a party of this Agreement, Processor may rely upon their terms and raise them as a defense in any action.
Accounting Records. and Place of Business. Purchaser or its designated representatives and agents shall have the right during Seller's normal business hours and at any other reasonable time to examine the interior and exterior of any of Seller's places of business. Purchaser may examine, among other things, whether Seller) has a place of business that is separate from any personal residence, (b) is open for business, and (c) has sufficient inventory to conduct Seller's business. When performing an examination, Purchaser may photograph the interior and exterior of any of Seller's places of business, including any signage, and may photograph any Owner. Purchaser or any of its agents shall have the right to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence that relate to Seller's accounts or other transactions between the parties thereto and the general financial condition of Seller and Purchaser may remove any of such records temporarily for the purpose of having copies made thereof. Purchaser shall have the right to hire a Certified Public Accountant, licensed in the state where the business is located to perform analysis of the accounting records for the purpose of determining if the Specified Percentage of receipts has been made available for remittance to Purchaser. Seller hereby agrees to fully cooperate with such analysis upon the request of Purchaser.
1.8 Power of Attorney. Seller irrevocably appoints Purchaser as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Seller from any bank or Processor, or in the case of an occurrence of an Event of Default under Section 3 hereof, to Purchaser under this Agreement, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Purchased Amount; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause 0) or clause (ii) above; (iii) to sign Seller's name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Purchaser; (iv) to file any claims or take any action or institute any proceeding that Purchaser may deem necessary for the collection of any of the unpaid Purchased Amount, or otherwise to enforce its rights with respect to payment of the Purchased Amount. I n connection therewith, all costs, expenses and fees, including legal fees, shall be payable by and from Seller and Purchaser is authorized to use Seller's funds to pay for same; and (v) Purchaser shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Owner/Guarantor, to notify any Credit Card processor of the sale of Future Receipts and re-direct the remittance of da i I y settlements to a n account of Purchaser 's choosing in order to settle all obligations due to Purchaser under this Agreement.

1.,9.
Confidentiality. Seller understands and agrees that the terms and conditions of the products and services offered by Purchaser, including this Agreement and any other Purchaser documentations (collectively, "ConfidentiaI Information") are proprietary and confidential information of Purchaser. Accordingly, unless disclosure is required by law or court order, Seller shall not disclose Confidential Information of Purchaser to any person other than an attorney, accountant, financial advisor or employee of Seller who needs to know such information for the purpose of advising Seller ("Advisor"), provided such Advisor uses Confidential Information solely for the purpose of advising Seller and first agrees in writing to be bound by the terms of this section. A breach hereof entitles Purchaser to not only damages and legal fees but also to both a temporary restraining order and a preliminary injunction without bond or security.
1.10
Publicity. Seller and each of Seller's Owners and all Guarantors hereby authorize Purchaser to use its, his or her name in listings of clients and in advertising and marketing materials.
1.11
D/S/As. Seller hereby acknowledges and agrees that Purchaser may be using "doing business as" or "d/b/a" names in connection with various matters relating to the transaction between Purchaser and Seller, including the filing of UCC-l financing statements and any other notices or filings.
1.12
Application of Amounts Received. Subject to applicable law, Purchaser reserves the right to apply any amounts received from Seller to any fees or other charges due to Purchaser from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.
1.13
Acknowledgment of Security Interest and Security Agreement. The Future Receipts sold by Seller to Purchaser pursuant to this Agreement are "accounts", "general intangibles", or "payment intangibles" as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (the "UCC") and such sale shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Seller to Purchaser. To the extent the Future Receipts are "accounts" or "payment intangibles" then (i) the sale of the Future Receipts creates a security interest as defined in the UCC, (ii) this Agreement constitutes a "security agreement" under the UCC, and (iii) Purchaser has all the rights of a secured party under the UCC with respect to such Future Receipts. Seller further agrees that, with or without an Event of Default, Purchaser may notify account debtors, or other persons obligated on the Future Receipts, of Seller's sale of the Future Receipt and may instruct them to make payment or otherwise render performance to or for the benefit of Purchaser.
1.14 Financing Statements. Seller hereby authorizes Purchaser to file one or more financing statements in order to give notice that the Purchased Amount of Future Receipts is the sole property of Purchaser. Each such filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Purchaser's right to collect same. Seller authorizes
Purchaser to apply amounts received from Seller to costs incurred by Purchaser associated with the filing, amendment or termination of any such filings.

II. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
2.1
Good Faith. Best Efforts and Due Diligence. Seller will conduct its business in good faith and will use its best efforts to maintain and grow its business, to ensure that Purchaser obtains the Purchased Amount. Furthermore, Seller agrees, warrants and represents hereby that Seller will constantly perform all appropriate Due Diligence and credit checks of all of the customers' finances, cash flow, solvency, good faith, payment histories and business reputations (the "Due Diligence Requirements") as may be commercially reasonable to ensure any and all products and/or services provided, sold or delivered by Seller to said customers will be paid for by customers in full and on time, and will not result in the creation of an unpaid account. This is not a guaranty of payment by Seller's customers, but is an obligation of commercially reasonable Due Diligence investigation and credit check of customers before extending credit to them and continuing no less frequently than monthly so long as sums are still due.
2.2
Nonrecourse Sale of Payment Rights. Seller represents and warrants that it is selling the Purchased Amount of Future Receipts to Purchaser in Seller's normal course of business and the Purchase Price paid by Purchaser is good and valuable consideration for the sale. Seller is selling a portion of a future revenue stream to Purchaser at a discount, not borrowing money from Purchaser. If Future Receipts are remitted more slowly than Purchaser may have antic pated or projected because Seller 's business has slowed down, or if the full Purchased Amount is never remitted because Seller's business went bankrupt or otherwise ceased operations in the ordinary course of business, and Seller has not breached this Agreement, Seller would not owe anything to Purchaser and would not be in breach of or default under this Agreement. By this Agreement, Seller transfers to Purchaser full and complete ownership of the Purchased Amount of Future Receipts and Seller retains no legal or equitable interest therein.
2.3
Financial Condition and Financial Information. Seller's and Guarantors' bank and financial statements, copies of which have been furnished to Purchaser, and future statements that will be furnished hereafter at the request of Purchaser, fairly represent the financial condition of Seller and Guarantor(s) at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in the condition, operation or ownership of Seller. Seller and Guarantor(s) have a continuing, affirmative obligation to advise Purchaser of any material adverse change in their financial condition, operation or ownership. Purchaser may request statements at any time during the performance of this Agreement and the Seller and Guarantor(s) shall provide them to Purchaser within 5 business days. Seller's or Guarantors' failure to do so is a material breach of this Agreement.
2.4
Governmental Approvals. Seller is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.
2.5
Authorization. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.
2.6
Insurance. Seller will maintain business-interruption insurance naming Purchaser as loss payee and additional insured in amounts and against risks as are satisfactory to Purchaser and shall provide Purchaser proof of such insurance upon request.
2.7
Processor and Bank Account. Seller will not change its Credit Card processor, add terminals, change its financial institution or bank account(s) or take any similar action that could have an adverse effect upon Seller's obligations under this Agreement, without Purchaser's prior written consent. Any such changes shall be a material breach of this Agreement.
2.8
Change of Name, Type. Location or Sale of Business.

other than as disclosed to Processor and Purchaser, nor will Seller change any of its places of business or the type of business without prior written consent by Purchaser. Seller will not sell, dispose, transfer or otherwise convey its business or assets without (i) the express prior written consent of Purchaser, and (ii) the written agreement of any purchaser or transferee assuming all of Seller's obligations under this Agreement pursuant to documentation satisfactory to Purchaser.
2.9
Daily Batch Out. Seller will ensure that all Credit Card transactions are communicated daily to the Processor and not later than the day on which such transactions occurred.
2.10
Estoppel Certificate. Seller will at all times, and from time to time, upon at least 1 day's prior notice from Purchaser to Seller, execute, acknowledge and deliver to Purchaser and/or to any other person, firm or corporation specified by Purchaser, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been delivered to Purchaser or the amount of the Purchased Amount that has not been delivered to Purchaser.
2.11
No Bankruptcy. As of the date of this Agreement, Seller is not insolvent and does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney within 6 months prior to the date of this Agreement, and that it has no present intention of closing its business or ceasing to operate its business, either permanently or temporarily, during the 6 month period after the date of this Agreement. Seller further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.
2.12
Sharing of Information. Seller hereby authorizes Purchaser to share information regarding Seller's performance under this Agreement with affiliates and unaffiliated third parties.
2.13
Unencumbered Receipts. Seller has good, complete, unencumbered and marketable title to all Future Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of Purchaser.
2.14
Business Purpose. Seller is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates. Seller agrees to use the Purchase Price solely for business purposes, and not for personal, family or household purposes. Seller understands that Seller's agreement not to use the Purchase Price for personal, family or household purposes means certain important rights conferred upon consumers pursuant to federal or state law will not apply to this Agreement. Seller agrees that a breach by Seller of the provisions of this section will not affect Purchaser's rights to the Purchased Amount or to use any remedy legally available to Purchaser to obtain delivery of the Purchased Amount.
2.15
Defaults under Other Contracts. Seller's execution of, and/or performance under this Agreement, will not cause or create an Event of Default by Seller under any contract with another person or entity.
2.16
Account. Seller represents and warrants that (i) the Account is Seller's bank account; (ii) the person executing this Authorization on behalf of Seller is an authorized signer on the Account and has the power and authority to authorize Purchaser to initiate ACH transactions to and from the Account; (iii) the Account is a legitimate, open, and active bank account used sol el y for business s purposes and not for persona I, family or household purposes.

III. EVENTS OF DEFAULT AND REMEDIES
3.1.
Events of Default. The occurrence of any of the following events shall constitute an "Event of Default": (a) Seller intentionally interferes with Purchaser's right to collect the Daily Payment in violation of this Agreement; (b) Seller violates any term or covenant in this Agreement;(c) Any representation or warranty by Seller in this Agreement proves to have been incorrect, false or misleading in any material respect when made; (d) the sending of notice of termination by Seller; (e) Seller transports, moves, interrupts, suspends, dissolves or terminates its business; (f) Seller transfers or sells all or substantially all of its assets; (g) Seller makes or sends notice of ny intended bulk sale or transfer by Seller; (h) Seller uses consent of Purchaser (i) Seller changes its depositing account or the Processor without the prior written consent of Purchaser; (j) Seller defaults under any of the terms, covenants and conditions of any other agreement with Purchaser; or (k) Seller fails to provide timely notice to Purchaser such that in any given calendar month there is on e or more AC H transaction attempted by Purchaser that is rejected by Seller's bank for insufficient funds.

3.2 Remedies. If any Event of Default occurs, A Purchaser may proceed to protect and enforce its rights including, but not limited to, the following: & The Specified Percentage shall equal 100%. The full uncollected Purchased Amount plus all fees (including legal fees) due under this Agreement wiII become due and payable in full immediately.

B
Purchaser may enforce the provisions of the Performance Guaranty against the Guarantor(s).
C
Seller hereby authorizes Purchaser to execute in the name of the Seller a Confession of Judgment in favor of Purchaser in the full uncollected Purchased Amount and enter that Confession of Judgment as a Judgment with the Clerk of any Court and execute thereon.
D
Purchaser may proceed to protect and enforce its rights and remedies by lawsuit. In any such lawsuit, under which Purchaser shall recover Judgment against Seller, Seller shall be liable for all of Purchaser's costs of the Iawsuit, including but not Iimited to aII reasonable attorneys' fees and court costs.
E
This Agreement shall be deemed Seller's Assignment of Seller's Lease of Seller's business premises to Purchaser. Upon an Event of Default, Purchaser may exercise its rights under this Assignment of Lease without prior notice to Seller.
F
Purchaser may debit Seller's depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on Seller's bank account or otherwise for all sums due to Purchaser.
G
Seller shall pay to Purchaser all reasonable costs associated with the Event of Default and the enforcement of Purchaser's remedies set forth above, including but not limited to court costs and attorneys' fees.
All rights, powers and remedies of Purchaser in connection with this Agreement may be exercised at any time by Purchaser after the occurrence of a n Event of Default , are cumulative and not exclusive, and s ha II be in addition to any other rights, powers or remedies provided by law or equity.
3.3.
Required Notifications. Seller is required to give Purchaser written notice within 24 hours of any filing under Title 11 of the United States Code. Seller is required to give Purchaser 7 days' written notice prior to the closing of any sale of all or substantially all of the Seller's assets or stock.

IV. MISCELLANEOUS
4.1
Modifications: Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Purchaser.
4.2
Assignment. Purchaser may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.
4.3
Notices. All notices, requests, consents, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement. Notices to Purchaser shall become effective only upon receipt by Purchaser. Notices to Seller shall become effective three days after mailing.
4.4
No Waiver of Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5
Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchaser which consent may be withheld in Purchaser's sole discretion. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principals of conflicts of I a w. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Purchaser so elects, be instituted in any court sitting in New York, (the "Acceptable Forums"). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum. ADDITIONALLY, MERCHANT AND GUARANTOR AGREE THAT ANY SUMMONS AND/OR COMPLAINT OR OTHER PROCESS TO COMMENCE ANY LITIGATION BY PURCHASER WILL BE PROPERLY SERVED IF MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE MAILING AD DR ESS{ES) LI STED 0 N PAGE 1 0 F TH I 5 AG REEM ENT.
4.6
Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.
4.7
Interpretation. All Parties hereto have reviewed this Agreement with a n attorney of their own choosing and have relied only on their own attorney's guidance and advice. No construction determinations shall be made against either Party hereto as drafter.
4.8
Severability. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.
4.9
Entire Agreement. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof. This Agreement and the Performance Guaranty embody the entire agreement between Seller and Purchaser pertaining to the subject matter thereof and supersede all prior agreements and understandings relating to the subject matter hereof.
4.10               Facsimile Acceptance. Facsimile signatures hereon shall be deemed acceptable for all purposes.
4.11
Monitoring, Recording. and Solicitations. If any Event of Default occurs, Purchaser may proceed to protect and enforce its rights including, but not limited to, the following:
A.
AUTHORIZATION TO CONTACT SELLER BY PHONE. Seller and each Owner authorize Purchaser, its affiliates, agents and independent contractors to contact Seller and each Owner at any telephone number Seller or any Owner provides to Purchaser or from which Seller or any Owner places a call to Purchaser, or any telephone number where Purchaser believes it may reach Seller or any Owner, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller or and Owner incurs charges for receiving such communications .
B
AUTHORIZATION TO CONTACT SELLER BY OTHER MEANS. Seller and each Owner also agree that Purchaser, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller and each Owner. Seller and each Owner expressly consent to conduct business by electronic means.
C
RIGHTS TO OPT-OUT OR MAKE CHANGES. Seller and each Owner are not required to agree to Sections 4.11{A) or 4.11{B) in order to enter into this Agreement. I f Seller or any Owner wishes to opt out of Section 4.11{A) and/or 4.11{B)' or if Seller or any Owner wants to change how Purchaser contacts them, including with respect to any telephone number that Purchaser might use, please call Everest Business Funding at 800-558-0654 (and select Customer Service from the menu prompts).

V. JURY TRIAL WAIVER.
THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTERS ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

Seller's Business Name	GUIDED THERAPEUTICS, INC
Seller's D/B/A
Physical Address	5835 Peachtree Corners E Ste B	ICity	Norcross
State /GA	IZip 130092	jFederal Tax Id	58-2029543

VI. CLASS ACTION WAIVER.
PURCHASER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESO LUTI 0 NON AN IN DI VI DUAL BASI S. EACH PARTY HERETO WAI VES ANY RI GHT TO ASSERT ANY CLAI MS AGAI NST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT:(I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.
VII. ARBITRATION.
I F Purchaser, Seller or a Guarantor requests, the other party and the Guarantor(s) agree to arbitrate all disputes and claims arising out of or relating to this Agreement. I f a party or a Guarantor seeks to have a dispute settled by arbitration, that party or Guarantor must first s end to the other party, by certified ma i I, a written Notice of Intent to Arbitrate. I f the parties or the Guarantor(s) do not reach an agreement to resolve the claim within 30 days after the Notice is received, either party or the Guarantor(s) may commence an arbitration proceeding with the American Arbitration Association ("AAA"). Purchaser will promptly reimburse Seller or the Guarantor any arbitration filing fee, however, in the event that both the Seller and the Guarantor must pay filing fees, Purchaser will only reimburse the Seller's arbitration filing fee. Except as provided in the next sentence, Purchaser will pay all administration and arbitrator fees. If the arbitrator finds that either the substance of the claim raised by Seller or the Guarantor(s) or the relief sought by Seller or the Guarantor(s) is improper or not warranted, as measured by the standards set forth in Federal Rule of Procedure l1(b), then Purchaser will pay these fees only if required by the AAA Rules. If the arbitrator grants relief to the Seller or the Guarantor(s) that is equal to or greater than the value of what the Seller or the Guarantor(s) requested in the arbitration, Purchaser shall reimburse Seller or the Guarantor(s) for that person's reasonable attorneys' fees and expenses incurred for the arbitration. Seller and the Guarantor(s) agree that, by entering into this Agreement, they are waiving the right to trial by jury. EACH PARTY AND THE GUARANTOR(S) MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, and not as a plaintiff or class member in any purported class or representative proceeding. Further, the parties and the Guarantor(s) agree that the arbitrator may not consolidate proceedings for more than one person's claims, and may not otherwise preside over any form of a representative or class proceeding, and that if this specific provision is found unenforceable, then the entirety of this arbitration clause shall be null and void. SELLER AND ANY G UARANTO R MAY 0 PT 0 UT 0 F TH I S CLAUS E. To opt out of this Arbitration CI a use, Seller and/or Guarantor may send Purchaser a notice that the Sell r or Guarantor does not want this clause to apply to this Agreement. For any opt-out to be effective, Seller and/or Guarantor must send an opt-out notice to the following address by registered mail, within 14 days after the date of this Agreement:
Customer Service Department Everest Business Funding 5 West 37th Street Suite 1100 New York, NY 10018

Personal Guaranty of Performance. EBF Partners, LLC d/b/a Everest Business Funding ("Purchaser") is buying the Purchased Amount of Future Receipts from the above-referenced Seller, knowing the risks that Seller's business may slow down or fail, and Purchaser assumes these risks based on Seller's representations, warranties and covenants in the Payment Rights Purchase and Sale Agreement (the "Agreement")' which are designed to give Purchaser a reasonable and fair opportunity to receive the benefit of its bargain. The undersigned Guarantor{s} hereby unconditionally guarantees to Purchaser, Seller's good faith, truthfulness and prompt and complete performance of a II of the representations, warranties, covenants made by Sell er in the Agreement as each may be renewed, amended, extended or otherwise modified (the "Guaranteed Obligations"). Guarantor's obligations are due a t the time of any Event of Default {a s defined in the Agreement}.
Guarantor Waivers. In the Event of Default, Purchaser may seek recovery from Guarantor for all of Purchaser's losses and damages by enforcement of Purchaser's rights under this Performance Guaranty without first seeking to obtain payment from Seller or any other guarantor, or any other guaranty.
Purchaser does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under the Agreement and this Performance Guaranty if it is not notified of: Ii} Seller's failure to pay timely any amount owed under the Agreement; Iii) any adverse change in Seller's financial condition or business;{iii} Purchaser's acceptance of the Agreement; and {iv} any renewal, extension or other modification of the Agreement or Seller's other obligations to Purchaser. In addition, Purchaser may take any of the following actions without releasing Guarantor from any of its obligations under the Agreement and this Performance Guaranty: {i}renew, extend or otherwise modify the Agreement or Seller's other obligations to Purchaser; and {ii} release Seller from its obligations to Purchaser. Guarantor shall not seek reimbursement from Seller or any other guarantor for any amounts paid by it under the Agreement or this Performance Guaranty. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Seller, or any other guarantor, for any amounts paid by it, or acts performed by it, under the Agreement or this Performance Guaranty: Ii} subrogation; Iii) reimbursement;{iii} performance; (iv) indemnification; or (v) contribution. I n the event that Purchaser must return any amount paid by Seller or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor's obligations under the Agreement and this Performance Guaranty shall include that amount.
Guarantor Acknowledgement. Guarantor acknowledges that: {i} He / She / They understand the seriousness of the provisions of the Agreement, including the Jury TriaI Waiver and Arbitration sections, and this Performance Guaranty; (i i) He / She / They have had a full opportunity to consult with counsel of his / her /their choice; and (iii) He / She / They have consulted with counsel of hi s / her / their choice or have decided not to prevail himself / hers elf / themselves of that opportunity.
Joint and Several liability. The obligations hereunder of the persons or entities constituting Guarantor under the Agreement and this Performance Guaranty are joint and several.
THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT, INCLUDING THE PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT TERMS AND CONDITIONS, ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS PERFORMANCE GUARANTY. CAPITALIZED TERMS NOT DEFINED IN THIS PERFORMANCE GUARANTY, SHALL HAVE THE MEANING SET FORTH IN THE PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT, INCLUDING THE PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT TERMS AND CONDITIONS.
MUST SIGN AS OWNER

GUARANTOR:

/s/ John Edwin Imhoff
John Edwin Imhoff
Director
Guided Therapeutics, Inc.